UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2012

THE WIKI GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-26828	58-1921737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1093 Broxton Avenue Suite 210 Los Angeles, CA 90024
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 443-9246

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2012, the Board of Directors (the “Board”) of The Wiki Group, Inc. (the “Company”) appointed Roy Eder, Phil Prouty and Robert Webber as members of the Board, increasing the number of members on the Board from three to six. Messrs. Eder, Prouty, and Webber will hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

The Board has determined that each of Messrs. Eder, Prouty, and Webber qualify as independent in accordance with the rules set forth by the standards set forth in Rule 10A-3(b) of the Securities Exchange Act of 1934, as amended (“Rule 10A-3(b)”).

Roy Eder. Age 53 – Mr. Eder has over 15 years of experience managing public and private companies.  He is the chairman and chief executive officer of TAC Financial, Inc. a Nevada financial services firm.  Before TAC Financial, he was the vice president of World Wide Channels for Qualcomm (Nasdaq: QCOM), a global telecommunication company.  Mr. Eder earned his B.A. in Marketing from the University of the Pacific.

Phil Prouty. Age 53 – Mr. Prouty has over 10 years of experience as an entrepreneur and manager.  He is the co-founder and currently serves as the president of Smalltell Communications.  He is also the founder and chief executive officer of Prouty Co.   In September 2009, he co-founded Debisys, a supplier of prepaid phone cards and payment systems.  Mr. Prouty earned his B.S. in Physics from Cal-State Long Beach and his Master’s Degree in Physics from the University of Southern California.

Robert Webber. Age 53 – Mr. Webber has more than 20 years of experience building and lending to profitable public and private companies.  He is currently the Executive Vice President of Santa Catalina Island Company, a privately-held resort, real estate and development company in California.  He served as the CEO from 2008 to 2009 and the CFO from 2005 to 2008 of Maui Land & Pineapple (NYSE: MLP), a developer and manager of real estate in Hawaii. Before working at Maui Land & Pineapple, he was President and CFO of Dyntek, Inc. (DYNE.OB) from 2004 to 2005, and CEO of MindArrow Systems (Nasdaq:ARRW) from 2000 to 2003. Mr. Webber has also served as CEO and/or CFO of three privately-held technology companies. Previously, he was a consultant at McKinsey & Company, Inc., where he served clients primarily in the technology and travel/hospitality industries.  Mr. Webber earned a B.A. from Brigham Young University, and holds a J.D. from Columbia Law School, and an MBA from the Harvard Graduate School of Business Administration.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Messrs. Eder, Prouty, or Webber.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Director Agreements

In connection with the Company’s appointment of Messrs. Eder, Prouty, and Webber as independent directors, the Company entered into director agreements with each of these independent directors, providing each with the following compensation: (a) a stock option to purchase five hundred thousand (500,000) shares of common stock of the Company (the “Common Stock”) at an exercise price of the fair market value of the shares of Common Stock on the date of grant; (b) meeting fees for attending Board meetings at the rate of $300 per in-person meeting attended and $150 per Board meeting attended remotely; and (c) during the directorship term, the Company will reimburse the independent directors for all reasonable out-of-pocket travel expenses incurred by the director in attending any in-person meetings, provided that the director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses.

A copy of the Form of Director Agreement is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 10.1.  The foregoing summary is not complete and should be read in connection with such exhibit.

Item 8.01      Other Events.

2012 Omnibus Incentive Plan

On July 1, 2012, the Board, as well as a majority of the Company’s shareholders, approved the Company’s 2012 Omnibus Incentive Plan (the “Plan”), which enables the Company to  grant stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock and dividend equivalent rights to associates, directors, consultants, and advisors of the Company and its affiliates, and to improve the ability of the Company to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company.  Stock options granted under the Plan may be Non-Qualified Stock Options or Incentive Stock Options, within the meaning of Section 422(b) of the Internal Revenue Code of 1986, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an affiliate shall in all cases be Non-Qualified Stock Options.  The Plan is to be administered by the Compensation Committee of the Board, which shall have discretion over the awards and grants thereunder. The aggregate maximum number of shares of Common Stock for which stock options or awards may be granted pursuant to the Plan is 38,000,000, adjusted as provided in Section 11 of the Plan.  The Plan expires on July 1, 2015.

A copy of the Plan is attached to this Report as Exhibit 10.2.  The foregoing summary is not complete and should be read in connection with such exhibit.

Board Committees

On July 1, 2012, the Board formed and adopted charters for three standing committees: audit committee, compensation committee, and corporate governance and nominating committee of the Board, and made the following committee appointments, each to serve until his or her successor shall be appointed and qualified:

•	Audit Committee: Robert Webber (Chair), Phil Prouty, and Roy Eder.

•	Compensation Committee: Phil Prouty (Chair), Roy Eder and Robert Webber.

•	Nominating and Governance Committee: Roy Eder (Chair), Phil Prouty, and Robert Webber.

The Board has determined that all members of each of the audit, corporate governance and compensation committees are independent in accordance with the rules set forth by the standards set forth in Rule 10A-3(b).

The Board has determined that Robert Webber qualifies as an “audit committee financial expert,” as that term is defined in applicable regulations of the SEC.

Item 9.01      Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Director Agreement

10.2	2012 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2012
THE WIKI GROUP, INC.

By:	/s/ Denita Willoughby
Denita Willoughby Chief Executive Officer